Exhibit 99.1

eHealth, Inc. Expands Share Repurchase Authorization by $30 Million

MOUNTAIN VIEW, CA, March 6, 2013 — eHealth, Inc. (NASDAQ: EHTH) announced today that its Board of Directors has authorized a $30 million increase to its existing $30 million share repurchase program that was previously announced in September 2012. The Board of Directors’ current authorization increases the total aggregate amount that may be repurchased under that program to $60 million of eHealth common stock. Gary Lauer, chief executive officer of eHealth, commented, “We believe strongly in our long-term ability to generate cash flow, and we are very committed to creating value for our shareholders.”

Purchases under the repurchase program may be made through a variety of methods, including open market or unsolicited negotiated transactions and are expected to comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing of purchases and the exact number of shares to be purchased will depend upon market conditions. The repurchase program does not require the company to acquire a specific number of shares, and the repurchase program may be suspended from time to time or discontinued at any time. The cost of the shares that are repurchased will be funded from available working capital. Any shares repurchased under the program will be returned to the status of authorized but unissued shares of common stock.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) is the parent company of eHealthInsurance, America’s first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation’s leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia. Through the company’s eHealthTechnology solution (www.eHealthTechnology.com), eHealth is also a leading provider of health insurance exchange technology. eHealthTechnology’s exchange platform provides a suite of hosted e-commerce solutions that enable health plan providers, resellers and government entities to market and distribute products online. eHealth, Inc. also provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options, choose the right plan and enroll in select plans online through its wholly-owned subsidiary, PlanPrescriber.com (www.planprescriber.com) and through its Medicare website www.eHealthMedicare.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s intention to repurchase shares of its common stock, the intended timing, amount and method of implementation of the stock repurchase program, the expected compliance of the repurchases with Rule 10b-18 under the Securities Exchange Act of 1934, the various impacts of the program on the company and the company’s outlook, future performance and financial results, including our long-term ability to generate cash flow. These statements are not guarantees of future results and are inherently subject to various risks, uncertainties, and assumptions that are difficult to predict, including changing stock market conditions, and any future determination by eHealth that its cash is better used for other alternatives and the other risks described in eHealth’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any information contained in these forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Kate Sidorovich, CFA

Vice President, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

SOURCE: eHealth, Inc.